Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141
GROUP SECRETARIAT Level 25, 60 Martin Place Sydney NSW 2000 Australia Telephone: 9216 0390 Facsimile: 9226 1888 elawler@westpac.com.au

8 June 2005

Company Announcements Platform

Australian Stock Exchange Limited
20 Bridge Street

Sydney  NSW  2000

Dear Sir/Madam

Westpac Banking Corporation (“Westpac”) - Dividend Reinvestment Plan

The price at which shares will be allotted on 1 July 2005 under Westpac’s Dividend Reinvestment Plan will be $19.37.

Yours sincerely,

Emma Lawler

Head of Group Secretariat